EXHIBIT 99.1

CRITICAL PATH, INC. ANNOUNCES LISTING OF RIGHTS TO PURCHASE SERIES E PREFERRED STOCK

San Francisco, Calif. – July 8, 2004, Critical Path, Inc. (NASDAQ: CPTH) today announced that its transferable subscription rights to purchase up to $21 million of Series E Preferred Stock of Critical Path in the previously announced rights offering will be quoted on the OTC Bulletin Board under the symbol CPTHR beginning on July 9, 2004. Critical Path has also been advised by Schwab Capital Markets L.P. that it intends to make a market in the transferable subscription rights until the expiration of the rights offering.

The dealer-manager of the rights offering is Perseus Advisors, LLC. Additional copies of the prospectus and subscription documents may be obtained by writing to the information agent, Georgeson Shareholder Communications, Inc., 17 State Street, 10th Floor, New York, NY 10004, or by calling toll-free (800) 843-1451. Georgeson Shareholder Communications, Inc. will also answer questions and provide assistance concerning the subscription process.

A post-effective amendment to the registration statement relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. The rights offering will only be made by means of a prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities in the rights offering, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Critical Path, Inc.

Critical Path, Inc. (Nasdaq: CPTH) is a global provider of digital communications software and services, headquartered in San Francisco. More information is available at www.criticalpath.net.

Forward-Looking Statements:

This press release contains forward-looking statements by the Company. The words and expressions “look forward to,” “will,” “expect,” “plan” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, unplanned system interruptions, capacity constraints, software and service design defects, any changes to the terms of the rights offering in order to comply with the rules and regulations of the Securities and Exchange Commission or The Nasdaq Stock Market and consummation of the proposed rights offering. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time, including Critical Path’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 and Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission (www.sec.gov). The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders

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Contact Information

For Reporters and Editors:	For Investors:
Critical Path, Inc. Michelle Weber 415.541.2575 pr@criticalpath.net www.criticalpath.net	Critical Path, Inc. Investor Relations 415.541.2619 ir@criticalpath.net www.criticalpath.net

Dealer-Manager:
Perseus Advisors, LLC 415.318.3600 Attn: Steven Fletcher

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